Exhibit 99.1

1.  HealthCor Management, L.P.
    55 Hudson Yards, 28th Fl., New York, NY 10001;

2.  HealthCor Associates, LLC
    55 Hudson Yards, 28th Fl., New York, NY 10001;

3.  HealthCor Hybrid Offshore Master Fund, L.P.
    55 Hudson Yards, 28th Fl., New York, NY 10001;

4.  HealthCor Hybrid Offshore GP, LLC
    55 Hudson Yards, 28th Fl., New York, NY 10001;

5.  HealthCor Group, LLC
    55 Hudson Yards, 28th Fl., New York, NY 10001;

6.  HealthCor Partners Management, L.P.
    55 Hudson Yards, 28th Fl., New York, NY 10001;

7.  HealthCor Partners Management GP, LLC
    55 Hudson Yards, 28th Fl., New York, NY 10001;

8.  HealthCor Partners Fund, L.P.
    55 Hudson Yards, 28th Fl., New York, NY 10001;

9. HealthCor Partners, L.P.
   55 Hudson Yards, 28th Fl., New York, NY 10001;

10. HealthCor Partners GP, LLC
    55 Hudson Yards, 28th Fl., New York, NY 10001;

11. Jeffrey C. Lightcap
    55 Hudson Yards, 28th Fl., New York, NY 10001;

12. Arthur Cohen
    12 South Main St., Suite 203, Norwalk, CT 06854;

13. Joseph Healey
    55 Hudson Yards, 28th Fl., New York, NY 10001;